77O Transactions effected pursuant to Rule 10f-3

Colonial Insured Municipal Fund

On August 3, 2005, Colonial Insured Municipal Fund (Fund) purchased 500,000 par value of common stock notes of Pennsylvania Turnpike Commission 5 1/4 7/15/25 (Securities) for a total purchase price of $567,425.00 from JP Morgan pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: JP Morgan; UBS Financial Services, Inc.; Arthurs, Lestrange & Company, Inc.; Commonwealth Securities and Investments, Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Wachovia Bank, National Association; Goldman, Sachs & Co.; PNC Capital Markets, Inc.; RBC Dain Rausher.

On August 3, 2005, Colonial Insured Municipal Fund (Fund) purchased 250,000 par value of common stock notes of Pennsylvania Turnpike Commission 5 1/4 7/15/26 (Securities) for a total purchase price of $283,712.50 from JP Morgan pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: JP Morgan; UBS Financial Services, Inc.; Arthurs, Lestrange & Company, Inc.; Commonwealth Securities and Investments, Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Wachovia Bank, National Association; Goldman, Sachs & Co.; PNC Capital Markets, Inc.; RBC Dain Rausher.

On August 3, 2005, Colonial Insured Municipal Fund (Fund) purchased 100,000 par value of common stock notes of Pennsylvania Turnpike Commission 5 1/4 7/15/27 (Securities) for a total purchase price of $113,485.00 from Wachovia Capital Markets LLC pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: JP Morgan; UBS Financial Services, Inc.; Arthurs, Lestrange & Company, Inc.; Commonwealth Securities and Investments, Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Wachovia Bank, National Association; Goldman, Sachs & Co.; PNC Capital Markets, Inc.; RBC Dain Rausher.


On August 3, 2005, Colonial Insured Municipal Fund (Fund) purchased 100,000 par value of common stock notes of Pennsylvania Turnpike Commission 5 1/4 7/15/28 (Securities) for a total purchase price of $113,485.00 from Janney Montgomery Scott pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: JP Morgan; UBS Financial Services, Inc.; Arthurs, Lestrange & Company, Inc.; Commonwealth Securities and Investments, Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Wachovia Bank, National Association; Goldman, Sachs & Co.; PNC Capital Markets, Inc.; RBC Dain Rausher.


On August 3, 2005, Colonial Insured Municipal Fund (Fund) purchased 50,000 par value of common stock notes of Pennsylvania Turnpike Commission 5 1/4 7/15/29 (Securities) for a total purchase price of $56,742.50 from Mellon Finnacial Markets pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: JP Morgan; UBS Financial Services, Inc.; Arthurs, Lestrange & Company, Inc.; Commonwealth Securities and Investments, Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Wachovia Bank, National Association; Goldman, Sachs & Co.; PNC Capital Markets, Inc.; RBC Dain Rausher.